UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2025, CoreCivic, Inc., a Maryland corporation (the “Company”), entered into a First Amendment to Fourth Amended and Restated Credit Agreement dated as of December 1, 2025 (the “First Amendment”), by and among the Company, as Borrower, certain subsidiaries of the Company party thereto, the lenders party thereto and Alter Domus Products Corp., as Administrative Agent (the “Administrative Agent”), which amends that certain Fourth Amended and Restated Credit Agreement dated October 11, 2023, by and among the Company, the lenders from time to time party thereto, and the Administrative Agent, as agent for the lenders (the “Credit Facility”). Pursuant to the First Amendment, the revolving credit commitment of the lenders under the Credit Facility was increased by the principal amount of $300 million, for an aggregate maximum revolving credit commitment in an amount not to exceed $575 million (the “Amended Credit Facility”).

Following the entry into the First Amendment, the Amended Credit Facility is in the aggregate principal amount of $700 million, consisting of a $125 million term loan and a $575 million revolving credit facility, which has a $25 million sublimit for swingline loans and a $100 million sublimit for the issuance of standby letters of credit. In addition, the Company has an option to increase the availability under the revolving credit facility and to request term loans from the lenders in an aggregate amount not to exceed the greater of (a) $300 million and (b) 50% of consolidated EBITDA for the most recently ended four-quarter period, subject to, among other things, the receipt of commitments for the increased amount (the “Accordion”). The increased revolving credit commitments provided pursuant to the First Amendment utilized $300 million of the availability under the Accordion. The Amended Credit Facility matures on October 11, 2028.

The Company did not make any additional borrowings under the Amended Credit Facility in connection with the entry into the First Amendment, and the First Amendment did not change any applicable margins under the Credit Facility.

Certain lenders under the Amended Credit Facility or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business of the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the Company’s entry into the First Amendment is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Fourth Amended and Restated Credit Agreement, dated December 1, 2025.

99.1	Press Release, dated December 2, 2025.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2025	CORECIVIC, INC.

	By:	/s/ David M. Garfinkle
David M. Garfinkle
Executive Vice President and Chief Financial Officer